Q4 and FY2016 Earnings Presentation 0March 16, 2017

I. Introduction Shefali Shah, SVP and General Counsel II. Operational Highlights Chris Bradshaw, President and CEO III. Financial Review Andy Puhala, SVP and CFO IV. Concluding Remarks Chris Bradshaw, President and CEO V. Questions & Answers Q4 and FY2016 Earnings Call Agenda 1

2 Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements give the Company’s current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Such risks, uncertainties and other important factors include, among others, the Company’s dependence on, and the cyclical and volatile nature of, offshore oil and gas exploration, development and production activity, and the impact of general economic conditions and fluctuations in worldwide prices of and demand for oil and natural gas on such activity levels; the Company’s reliance on a small number of customers and the reduction of its customer base resulting from bankruptcies or consolidation; risks that the Company’s customers reduce or cancel contracted services or tender processes; cost savings initiatives implemented by the Company’s customers; risks inherent in operating helicopters; the Company’s ability to maintain an acceptable safety record; the impact of increased United States (“U.S.”) and foreign government regulation and legislation, including potential government implemented moratoriums on drilling activities; the impact of a grounding of all or a portion of the Company’s fleet for extended periods of time or indefinitely on the Company’s business, including its operations and ability to service customers, results of operations or financial condition and/or the market value of the affected helicopter(s); the Company’s ability to successfully expand into other geographic and aviation service markets; risks associated with political instability, governmental action, war, acts of terrorism and changes in the economic condition in any foreign country where the Company does business, which may result in expropriation, nationalization, confiscation or deprivation of the Company’s assets or result in claims of a force majeure situation; the impact of declines in the global economy and financial markets; the impact of fluctuations in foreign currency exchange rates on the Company’s asset values and cost to purchase helicopters, spare parts and related services; risks related to investing in new lines of service without realizing the expected benefits; risks of engaging in competitive processes or expending significant resources for strategic opportunities, with no guaranty of recoupment; the Company’s reliance on a small number of helicopter manufacturers and suppliers; the Company’s ongoing need to replace aging helicopters; the Company’s reliance on the secondary helicopter market to dispose of older helicopters; the Company’s reliance on information technology; the impact of allocation of risk between the Company and its customers; the liability, legal fees and costs in connection with providing emergency response services; adverse weather conditions and seasonality; risks associated with the Company’s debt structure; the Company’s counterparty credit risk exposure; the impact of operational and financial difficulties of the Company’s joint ventures and partners and the risks associated with identifying and securing joint venture partners when needed; conflict with the other owners of the Company’s non-wholly owned subsidiaries and other equity investees; adverse results of legal proceedings; the Company’s ability to obtain insurance coverage and the adequacy and availability of such coverage; the Company’s ability to remediate the material weakness in its internal controls over financial reporting described in “Item 9A. Controls and Procedures” of its Annual Report on Form 10-K for the year ended December 31, 2016; the possibility of labor problems; the attraction and retention of qualified personnel; restrictions on the amount of foreign ownership of the Company’s common stock; and various other matters and factors, many of which are beyond the Company’s control. These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact the Company’s business. Except to the extent required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

3 This presentation includes EBITDA and Adjusted EBITDA as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for SEACOR Management Fees and certain other special items that occurred during the reporting period. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow available for discretionary use, as they do not take into account certain cash requirements, such as debt service requirements. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, nor as a substitute for analysis of the Company’s results as reported under GAAP. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. The Company also presents net debt, which is a non-GAAP measure, defined as total principal balance on borrowings less cash and cash equivalents, including escrow balances. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. A reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA further adjusted to exclude gains on asset dispositions and net debt is included in this presentation. This presentation also includes the Company’s interest coverage ratio and senior secured leverage ratio. The interest coverage ratio is the ratio for the most recently ended four consecutive fiscal quarters of EBITDA (as defined in the Company’s credit facility) less dividends and distributions and the amount of any cash proceeds received from the sale of assets included in EBITDA divided by interest expense. The senior secured leverage ratio is calculated by dividing senior secured debt (as defined in the Company’s credit facility) by EBITDA. Neither the interest coverage ratio nor the senior secured leverage ratio is a measure of operating performance or liquidity defined by GAAP and may not be comparable to similarly titled measures presented by other companies. EBITDA is calculated under the Company’s credit facility (as amended) differently than as presented elsewhere in this presentation. Non-GAAP Financial Measures Reconciliation

4 Operational Highlights

• Safety is Era’s most important core value and highest operational priority • Following a fatal accident in April 2016 involving an Airbus Helicopters H225 (also known as a EC225LP) model helicopter operated by another helicopter company, the European Aviation Safety Agency issued an Airworthiness Directive on October 7, 2016 that provides for additional maintenance and inspection requirements to allow H225 and AS332 L2 model helicopters to return to service, and the Federal Aviation Administration issued an Alternative Means of Compliance on December 9, 2016 that also provides for additional maintenance and inspection requirements to allow these helicopters to return to service in the United States − The Civil Aviation Authorities in Norway and the United Kingdom, the major European markets for the H225, have not allowed these helicopters to return to service − Since the accident, H225 helicopters have only returned to service in oil and gas missions in a few countries in Asia • The Accident Investigation Board Norway (AIBN) published interim reports of the investigation into the accident − On March 8, 2017, the AIBN announced that the epicyclic gear 2nd stage planet gear carrier had been found and will be subject to further investigations − On February 2, 2017, the AIBN noted that the investigation has shown similarities with an earlier 2009 accident in Scotland and identified certification aspects of the main gearbox and the robustness of past and present design requirements (including follow-up on safety recommendations issued following the 2009 accident) as the primary focus of the AIBN investigation − The AIBN announced its intention to issue a new preliminary report on April 29, 2017 • Era owns 9 H225 helicopters: 5 located in the U.S., 3 located in Brazil and 1 located in Norway − As of December 31, 2016, the net book value of these H225 helicopters and related inventory was $160.7 million − It is too early to estimate the extent and duration of the H225 and AS332 L2 operational suspension, the market receptivity to these models for future offshore oil and gas operations, the potential impact on asset values, and the impact a long-term suspension could have on our results of operations or financial condition • In 2016, Era implemented measures to reduce its H225-related expenses as much as possible including placing the helicopters in long- term storage, reducing and reassigning staff and withdrawing these helicopters from maintenance programs − Era has exited power-by-the-hour “PBH” agreements for its H225 airframes and engines, which resulted in $6.4 million of credits in 2016 and an additional $3.1 million of credits that are expected to be to be realized over the next 5-6 quarters 5 Safety Update and H225 / AS332 L2 Suspension

• Despite the very challenging industry conditions, Era continued to generate positive cash flow, including $12 million of cash flow from operations in Q4 2016, raising its full year 2016 total to approximately $59 million Cash Flow from Operating Activities ($mm) • During 2016, Era disposed of two hangars in Alaska and nine helicopters and related equipment for total proceeds of approximately $29 million • In 2016, total debt decreased by $39 million and cash balances, including escrow deposits, increased by $16 million, resulting in a $55 million reduction in net debt • As of 12/31/16, non-cancellable capital commitments for new helicopter deliveries totaled $14.8 million ̶ $12.0 million payable in 2017 ̶ $2.8 million payable in 2018 6 Financial Stability $17.9 $9.9 $20.6 $16.0 $9.7 $21.6 $30.7 $16.3 $6.8 $13.9 $15.1 $8.6 $14.8 $13.8 $17.9 $12.0 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2013 2014 2015 2016

7 Financial Review

• Revenues of $247.2mm ̶ $34.6mm lower than 2015 primarily due to: ̶ lower utilization and lower average rates in the oil and gas service line; ̶ the end of certain dry-leasing contracts; and ̶ the sale of the FBO in Alaska ̶ Partially offset by increased revenues resulting from the consolidation of Aeróleo • Operating expenses down $1.6mm ̶ Primarily due to lower repairs and maintenance expenses and lower personnel and fuel expenses in the U.S. ̶ Partially offset by the consolidation of Aeróleo • G&A expenses down $6.6mm ̶ Primarily due to lower compensation expenses in the U.S., the effect of cost-control measures and lower bad debt expense ̶ Partially offset by the consolidation of Aeróleo • Excluding the impact of the consolidation of Aeróleo: ̶ $23.4mm (14%) decrease in operating expenses ̶ $7.8mm (19%) decrease in G&A expenses • Net gains of $4.8mm on the disposition of two hangars, nine helicopters and other related equipment • Adjusted EBITDA of $47.1mm • Net loss to Era Group of $8.0mm (loss per share of $0.39) 8 Fiscal Year 2016 Highlights Revenues ($000s) Adjusted EBITDA ($000s) $281,837 $247,228 – $100,000 $200,000 $300,000 $400,000 FY 2015 FY 2016 $68,991 $47,114 – $50,000 $100,000 $150,000 FY 2015 FY 2016

• Revenues of $56.3mm ̶ $17.7mm lower than Q4 2015 primarily due to lower utilization and lower average rates in oil and gas, the end of certain dry-leasing contracts and fewer search and rescue subscribers ̶ Partially offset by increased revenues resulting from new contracts in Suriname • Operating expenses down $7.3mm ̶ Primarily due to lower repairs and maintenance expenses and personnel costs ̶ Partially offset by the impact of prior-period accounting adjustments • G&A expenses down $1.7mm ̶ Primarily due to a bad debt reserve recorded in Q4 2015, reduced insurance expenses and the effect of cost-control measures • Gain of $0.8mm on the disposition of four helicopters and related equipment • Adjusted EBITDA of $9.4mm • Net loss to Era Group of $5.5mm (loss per share of $0.27) • During the current quarter, the Company identified certain accounting adjustments that were immaterial to its results of operations for FY2016 and prior periods, and these corrections were recorded in Q4 2016. The impact of these corrections was: ̶ $1.7mm decrease in operating income ̶ $1.0mm increase in net loss ̶ $0.05 increase in net loss per share ̶ $2.1mm decrease in Adjusted EBITDA 9 Q4 2016 Highlights – Quarter-over-Quarter Comparison Revenues ($000s) Adjusted EBITDA ($000s) $73,943 $56,289 – $25,000 $50,000 $75,000 $100,000 $125,000 Q4 2015 Q4 2016 $17,307 $9,384 – $10,000 $20,000 $30,000 Q4 2015 Q4 2016

• Revenues were $8.7mm lower than Q3 2016 primarily due to the end of seasonal activities in Alaska and lower utilization in oil and gas, partially offset by higher revenues from dry-leasing activities • Operating expenses down $2.6mm primarily due to lower personnel, fuel and other expenses, partially offset by higher repairs and maintenance expenses and the impact of prior-period accounting adjustments • G&A expenses were $0.2mm lower • Depreciation expense down by $1.2mm primarily due to the impact of the prior-period accounting corrections and the sale of helicopters • Adjusted EBITDA decreased by $5.9mm • Net loss to Era Group increased by $5.0mm • The impact of the prior-period accounting corrections was: ̶ $1.7mm decrease in operating income ̶ $1.0mm increase in net loss ̶ $0.05 increase in net loss per share ̶ $2.1mm decrease in Adjusted EBITDA 10 Q4 2016 Highlights – Sequential Quarter Comparison Revenues ($000s) Adjusted EBITDA ($000s) $65,006 $56,289 – $25,000 $50,000 $75,000 $100,000 $125,000 Q3 2016 Q4 2016 $15,323 $9,384 – $10,000 $20,000 Q3 2016 Q4 2016

Summary of Aeróleo Consolidation Impact – 2016 vs. 2015

- Prior to October 2015, revenues from Aeróleo were only recognized when Era received cash from Aeróleo and were reported in Era's Dry-leasing line of service
  - Aeróleo's operating expenses and G&A expenses were not reported in Era's financials
  - Era's costs to maintain the helicopters in Brazil were reported in Era's operating expenses
- Beginning October 1, 2015, Aeróleo's financials are included in Era's consolidated results
  - Revenues from Aeróleo's end-customers are reported in the International Oil & Gas line of service
  - Aeróleo's operating expenses and G&A expenses are reported in Era's financials
  - Era's costs to maintain the helicopters in Brazil continue to be reported in operating expenses
  - All intercompany accounts and transactions are eliminated in consolidation
- In order to present an overview of the impact of the consolidation of Aeróleo, the following table presents Era's operating income for each of FY 2015 and FY 2016 calculated using the methodology prior to the consolidation and also on a consolidated basis

	2015			2016		
	Prior Methodology	Consolidation Impact	Pro Forma	Prior Methodology	Consolidation Impact	As Reported
(In $000s)						
Operating revenues	$ 267,333	$ 50,293	$ 317,626	$ 217,942	$ 29,286	$ 247,228
Operating expenses	162,446	33,301	195,747	139,080	30,783	169,863
G&A expenses	40,146	8,141	48,287	32,330	3,876	36,206
Depreciation	47,307	138	47,445	49,165	150	49,315
Gain on asset sales	5,977	(24)	5,953	4,787	-	4,787
Goodwill impairment	(1,866)	-	(1,866)	-	-	-
Operating income	21,545	8,689	30,234	2,154	(5,523)	(3,369)

- The operating revenues shown in the Consolidation Impact column represent the difference between Aeróleo's total revenues from end customers and the cash that Era received from Aeróleo in the period (which Era recognized as revenue); these amounts are not Aeróleo's total revenues
- The expenses shown in the Consolidation Impact column are Aeróleo's expenses. All intercompany accounts and transactions are eliminated in consolidation, and therefore do not appear in this column. Era's costs to maintain the helicopters in Brazil do not appear in this column, as they were already recorded in operating expenses prior to consolidation

11

12 Appendix

13 Owned(a) Leased-In Managed Total Average Age(b) Heavy: H225 9 – – 9 7 S92 2 – – 2 1 AW189 2 – – 2 1 Total Heavy 13 – – 13 Medium: AW139 36 – – 36 7 S76 C+/C++ 5 – 1 6 10 B212 7 – – 7 37 Total Medium 48 – 1 49 Light – twin engine: A109 7 – – 7 11 EC135 13 2 1 16 8 EC145 3 – 2 5 8 BK-117 – 2 – 2 N/A BO-105 3 – – 3 27 Total Light – twin engine 26 4 3 33 Light – single engine: A119 14 – – 14 10 AS350 27 – – 27 20 Total Light – single engine 41 – – 41 Total Helicopters 128 4 4 136 12 Note: Fleet presented as of 12/31/2016 (a) Does not include two AW189 heavy helicopters delivered during 2016 but not yet placed in service as of December 31, 2016 (b) Average for owned fleet Fleet Overview

14 • Era continues to generate substantial cash flow and reduced total debt and net debt by $39mm and $55mm, respectively, in FY2016 • In October 2016, Era amended its revolving credit facility to ensure access to liquidity through the downturn • Non-cancelable capital commitments can be funded via combination of cash-on-hand, cash flow from operations and borrowings under the credit facility Healthy Leverage Metrics and Liquidity (a) These are non-GAAP measures. The senior secured leverage and interest coverage ratios are calculated as per the Company’s credit facility. Net Debt / Net Capitalization is calculated as total principal balance on borrowings less cash and cash equivalents (including escrow deposits) / total capitalization less cash and cash equivalents (including escrow deposits) December 31, 2016 ($000s) Cash and cash equivalents 26,950$ Escrow deposits 3,777 Credit facility 65,000$ Promissory notes 23,166 Total secured debt 88,166 7.750% Senior Notes 144,828 Total debt 232,994$ Net debt 202,267$ Shareholders' Equity 468,417$ Total capitalization 701,411$ Credit Metrics: (a) Senior Secured Debt / EBITDA 1.3X EBITDA / Interest Expense 3.1X Total Debt / Total Capitalization 33% Net Debt / Net Capitalization 30% Available under credit facility 120,199$

15 Operating Revenues and Flight Hours by Line of Service Note: Flight hours exclude hours flown by helicopters in the Dry-leasing line of service (a) Primarily oil and gas services, but also includes revenues and flight hours from utility services such as firefighting Revenue ($000s) 31-Dec-16 30-Sep-16 30-Jun-16 31-Mar-16 31-Dec-15 Oil and gas:(a) U.S. Gulf of Mexico $31,645 $33,638 $33,312 $36,812 $40,368 Alaska 64 2,323 1,273 932 3,309 International 14,881 17,306 16,848 14,054 18,865 Total oil and gas $46,590 $53,267 $51,433 $51,798 $62,542 Dry-leasing 3,719 2,664 2,827 3,995 4,643 Search and rescue 3,939 3,877 4,590 4,891 4,955 Air medical services 2,041 1,977 2,007 1,898 1,803 Flightseeing – 3,221 2,494 – – $56,289 $65,006 $63,351 $62,582 $73,943 Flight Hours 31-Dec-16 30-Sep-16 30-Jun-16 31-Mar-16 31-Dec-15 Oil and gas:(a) U.S. Gulf of Mexico 6,294 7,266 7,153 7,290 8,255 Alaska – 362 154 77 380 International 2,477 3,005 2,535 2,332 3,055 Total oil and gas 8,771 10,633 9,842 9,699 11,690 Search and rescue 171 177 199 201 275 Air medical services 714 907 832 618 748 Flightseeing – 970 679 – – 9,656 12,687 11,552 10,518 12,713 Three Months Ended Three Months Ended

Financial Highlights

($ millions)	Fiscal Year 2012	2013	2014	2015	2016
Revenue	$ 272.9	$ 299.0	$ 331.2	$ 281.8	$ 247.2
Operating Expenses	167.2	186.6	204.4	171.5	169.9
G&A	34.8	38.9	44.0	42.8	36.2
Depreciation	42.5	45.6	46.3	47.3	49.3
Gains on Asset Dispositions	3.6	18.3	6.1	6.0	4.8
Goodwill Impairment	-	-	-	(1.9)	-
Operating Income (Loss)	32.0	46.2	42.7	24.3	(3.4)
Other Income (Expense):					
Interest Income	0.9	0.6	0.5	1.2	0.7
Interest Expense	(10.6)	(18.1)	(14.8)	(13.5)	(17.3)
Derivative Gains (Losses)	(0.5)	(0.1)	(0.9)	(0.0)	-
Foreign Currency Gains (Losses)	0.7	0.7	(2.4)	(2.6)	0.1
Gain on Debt Extinguishment	-	-	-	1.6	0.5
Gain on sale of FBO	-	-	-	12.9	-
Note Receivable Impairment	-	-	(2.5)	-	-
SEACOR Corporate Charges	(2.0)	(0.2)	-	-	-
	(11.5)	(17.1)	(20.0)	(0.3)	(16.0)
Income (Loss) before Taxes and Equity Earnings	20.6	29.1	22.6	24.0	(19.4)
Income Taxe Expense (Benefit)	7.3	11.7	8.3	14.1	(3.4)
Income (Loss) before Equity Earnings	13.3	17.4	14.4	9.8	(16.0)
Equity Earnings (Losses)	(5.5)	0.9	2.7	(1.9)	1.1
Net Income (Loss)	$ 7.8	$ 18.3	$ 17.0	$ 7.9	$ (14.9)
Net Loss Attributable to NCI in Subsidiary	0.0	0.4	0.1	0.8	6.9
Net Income (Loss) Attributable to Era Group	$ 7.8	$ 18.7	$ 17.1	$ 8.7	$ (8.0)
Adjusted EBITDA[(a)]	$ 78.8	$ 95.3	$ 90.8	$ 69.0	$ 47.1
Adjusted EBITDA Excluding Gains[(a)]	$ 75.2	$ 77.0	$ 84.7	$ 63.0	$ 42.3

(a) Adjusted EBITDA is a non-GAAP measure. See next page for Adjusted EBITDA reconciliation to Net Income (Loss)

16

Era

Reconciliation of Non-GAAP Financial Measures

- Adjusted EBITDA reflects special items:
  - Executive severance adjustments of $0.7 million and $2.5 million in 2012 and 2014, respectively
  - An adjustment for IPO-related fees and expenses of $2.9 million in 2012
  - A pre-tax impairment of $5.9 million related to the Company's investment in Aeróleo in 2012
  - A one-time charge of $2.0 million related to operating leases on certain air medical helicopters in 2013
  - A pre-tax impairment charge of $2.5 million in 2014 representing a reserve against a note receivable
  - A pre-tax gain of $12.9 million on the sale of the Company's FBO in Alaska in 2015
  - A pre-tax charge of $1.9 million on the impairment of the goodwill in Q4 2015
  - Net pre-tax gains of $1.6 million and $0.5 million on the extinguishment of debt due to the repurchase of a portion of the 7.75% Senior Notes in 2015 ($1.4 million recognized in Q4 2015) and Q2 2016, respectively

- Historically, SEACOR charged its corporate costs and overhead charges to all of its operating divisions
  - These charges have been excluded from Adjusted EBITDA to more accurately reflect Era's historical results as if the Company had not been a SEACOR subsidiary

Historical EBITDA and Adjusted EBITDA

	Fiscal Year				
(US$ in thousands)	2012	2013	2014	2015	2016
Net Income (Loss)	$ 7,747	$ 18,304	$ 17,021	$ 7,899	$ (14,910)
Depreciation	42,502	45,561	46,312	47,337	49,315
Interest Income	(910)	(591)	(540)	(1,191)	(741)
Interest Expense	10,648	18,050	14,778	13,526	17,325
Income Tax Expense (Benefit)	7,298	11,727	8,285	14,117	(3,357)
EBITDA	$ 67,285	$ 93,051	$ 85,856	$ 81,688	$ 47,632
SEACOR Management Fees	2,000	168	-	-	-
Special Items	9,552	2,045	4,919	(12,697)	(518)
Adjusted EBITDA	$ 78,837	$ 95,264	$ 90,775	$ 68,991	$ 47,114
Gains on Asset Dispositions, Net ("Gains")	(3,612)	(18,301)	(6,101)	(5,953)	(4,787)
Adjusted EBITDA Excluding Gains	$ 75,225	$ 76,963	$ 84,674	$ 63,038	$ 42,327

17

18 Quarterly Reconciliation of Non-GAAP Financial Measures Three Months Ended (US$ in thousands) 31-Dec-15 31-Mar-16 30-Jun-16 30-Sep-16 31-Dec-16 Net Loss (3,620)$ (3,950)$ (4,510)$ (802)$ (5,648)$ Depreciation 12,151 12,766 12,691 12,519 11,339 Interest Income (391) (301) (403) (466) 429 Interest Expense 3,979 4,748 4,130 4,003 4,444 Income Tax Expense (Benefit) 4,691 (1,014) (1,232) 69 (1,180) EBITDA 16,810$ 12,249$ 10,676$ 15,323$ 9,384$ Special Items 497 - (518) - - Adjusted EBITDA 17,307$ 12,249$ 10,158$ 15,323$ 9,384$ Gains on Asset Dispositions, Net ("Gains") (994) (2,913) (1,367) 246 (753) Adjusted EBITDA Excluding Gains 16,313$ 9,336$ 8,791$ 15,569$ 8,631$ Quarterly Historical EBITDA and Adjusted EBITDA